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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of NeoMagic Corporation for the registration of 1,600,000 shares of its common stock and to the incorporation by reference therein of our report dated February 12, 2001, with respect to the consolidated financial statements and schedule of NeoMagic Corporation included in its Annual Report (Form 10-K) for the year ended January 31, 2001, filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP
San Jose, California January 3, 2002

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS